Exhibit 10.20

CONTRATO DE PRESTACIÓN DE	SERVICE AGREEMENT

SERVICIOS	BETWEEN

GOLD EXPRESS MINES SpA	GOLD EXPRESS MINES SpA

Y	AND

ANDREW SLOOP	ANDREW SLOOP

En Santiago, a 13 de enero de 2023, entre GOLD EXPRESS MINES SpA, Rut N.° 77.498.324-4, representada por don Ignacio Joaquín López Alarcón, cédula nacional de identidad N.° 16.017.525-7, ambos domiciliados en calle Alonso de Monroy N.° 2677, oficina 602 A, comuna de Vitacura, Santiago, Región Metropolitana, en adelante “GOLD EXPRESS” o la “Empresa”, por una parte; y	In Santiago, on January 13, 2023, GOLD EXPRESS MINES SpA, Chilean Taxpayer No. 77,498,324-4, herein represented by Ignacio Joaquín López Alarcón, National Identification Card No. 16,017,525-7, both with address at 2,677, Alonso de Monroy Street, Suite 602, Vitacura borough, Santiago, Metropolitan Region, party of the first part, hereinafter called “GOLD EXPRESS” or the “Company”, and

por la otra, don ANDREW SLOOP, pasaporte N.° 530368475, con domicilio en 2700 Homestead Rd, Suite 150, Park City, UT, USA, en adelante el “Prestador”, y conjuntamente con GOLD EXPRESS, en adelante las “Partes”, se ha convenido el siguiente contrato de prestación de servicios, en adelante también el “Contrato”:	ANDREW SLOOP, Passport No. 530368475, with address at 2,700, Homestead Rd., Suite 150, Park City, UT, USA, party of the second part, hereinafter called the “Contractor”, and together with GOLD EXPRESS, the “Parties”, who have agreed on a service agreement, hereinafter called the “Agreement”, as follows:

PRIMERO: Antecedentes.
UNO. Con fecha 09 de diciembre de 2022, por medio de escritura pública suscrita en la Notaría de Santiago de don Luis Ignacio Manquehual Mery bajo el repertorio N.° 19.095/2022, WHITE MOUNTAIN MINERALS SpA y MANQUEHUE ASESORÍAS MINERAS SpA celebraron un Contrato de Compraventa de Concesiones Mineras, y sus respectivos Annex’s, con respecto a las concesiones mineras ahí individualizadas, en Adelante las “Concesiones Mineras”.	FIRST: Background Information 1.
On December 9, 2022, in a document of public record signed at the Santiago Notary Offices of Luis Ignacio Manquehual Mery, Journal No. 19,095/2022, WHITE MOUNTAIN MINERALS SpA and MANQUEHUE ASESORÍAS MINERAS SpA entered into an Agreement to Purchase Mining Claims, and the appendices thereto, in respect of the mining claims identified therein, hereinafter called the “Mining Claims”.

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DOS. En dicho Contrato de Compraventa de Concesiones Mineras, se establece que MANQUEHUE ASESORÍAS MINERAS SpA, a más tardar el día 15 de enero de 2023, deberá nombrar a Andrew Sloop o a quien este designe como su representante como miembro de un comité asesor de MANQUEHUE ASESORÍAS MINERAS SpA para el Proyecto Cerro Blanco, con una retribución de USD $1.500 mensuales líquidos. Esta remuneración deberá ser pagada por MANQUEHUE ASESORÍAS MINERAS SpA a don Andrew Sloop o a quien este designe como su representante mientras WHITE MOUNTAIN MINERALS SpA o una Persona Relacionada a ésta última sea el Titular del NSR. Tal designación deberá constar en un instrumento privado ante Notario, firmado por el gerente general de MANQUEHUE ASESORÍAS MINERAS SpA.

2. The forenamed Agreement to Purchase Mining Claims stipulates that, no later than January 15, 2023, MANQUEHUE ASESORÍAS MINERAS SpA must appoint Andrew Sloop, or whoever he may designate as his representative, to an advisory committee to MANQUEHUE ASESORÍAS MINERAS SpA on the Cerro-Blanco Project, with a monthly net consideration of USD 1,500, payable by MANQUEHUE ASESORÍAS MINERAS SpA to Andrew Sloop, or whoever he may appoint as his representative, in as long as WHITE MOUNTAIN MINERALS SpA or any of its Related Persons or Entities own the NSR, and that this appointment must be recorded in a private document signed before a Notary by the General Manager of MANQUEHUE ASESORÍAS MINERAS SpA.

TRES. Con fecha 03 de enero de 2023, por medio de escritura pública suscrita en la Notaría de Santiago de doña María Pilar Gutiérrez Rivera bajo el repertorio N.º 11/2023, MANQUEHUE ASESORÍAS MINERAS SpA y GOLD EXPRESS MINES SpA celebraron un Contrato de Compraventa de Concesiones Mineras, y sus respectivos Anexos, por el cual GOLD EXPRESS MINES SpA adquirió la totalidad de las concesiones mineras indicadas en el número Uno anterior, asumiendo todos los derechos y obligaciones contenidas en el Contrato de Compraventa de Concesiones Mineras individualizado en el número Uno anterior.

3. On January 3, 2023, in a document of public record executed at the Santiago Notary Offices of María Pilar Gutiérrez Rivera, Journal No. 11/2023, MANQUEHUE ASESORÍAS MINERAS SpA and GOLD EXPRESS MINES SpA entered into an Agreement to Purchase Mining Claims, and the appendices thereto, whereby GOLD EXPRESS MINES SpA acquired all of the mining claims previouly identified in Item 1, and undertook all of the rights and obligations under the Agreement to Purchase Mining Claims previouly identified in Item 1.

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CUATRO. En su cláusula Quinta número Uno, GOLD EXPRESS MINES SpA, en su calidad de nuevo y actual titular de las Concesiones Mineras, declara, reconoce y acepta, entre otras, su obligación de nombrar, a más tardar el dia 15 de enero de 2023, a don Andrew Sloop o a quien este designe como su representante como miembro de un comité asesor de GOLD EXPRESS MINES SpA para el Proyecto Cerro Blanco, con una retribución de USD $1.500 mensuales liquidos.

In Item 1 of the Fifth clause thereof, GOLD EXPRESS MINES SpA, the current new owner of the Mining Claims, agreed to, acknowledged and accepted, its obligation, among others, to appoint Andrew Sloop, or whoever he may designate as his representative, to an advisory committee to GOLD EXPRESS MINES SpA on the Cerro-Blanco Project, no later than January 15, 2023, with a monthly net consideration of USD 1,500.

CINCO. Con fecha 13 de enero de 2023, por medio de escritura pública suscrita en la Notaria de Santiago de doña Maria Pilar Gutiérrez Rivera bajo el repertorio N.º 415/2023, GOLD EXPRESS MINES SpA cumplió con su obligación y nombró a don Andrew Sloop como miembro del comité asesor de GOLD EXPRESS MINES SpA para el Proyecto Cerro Blanco, en los términos y condiciones ahi descritas.

5. On January 13, 2023, in a document of public record signed at at the Santiago Notary Offices of Maria Pilar Gutiérrez Rivera, Journal No. 415/2023, GOLD EXPRESS MINES SpA met this obligation by appointing Andrew Sloop as member of the advisory committee to GOLD EXPRESS MINES SpA on the Cerro-Blanco Project, in the terms and conditions provided therein.

SEGUNDO: Objeto.

GOLD EXPRESS contrata al Prestador a fin de que éste le preste Servicios de Asesoria, como miembro del Comité Asesor para el Proyecto Cerro Blanco. El Prestador deberá dar cumplimiento a todas las obligaciones naturalmente comprendidas en la naturaleza de los servicios prestados.

SECOND: Purpose

GOLD EXPRESS hereby retains the Contractor’s Consulting Services as a member of the advisory committee on the Cerro-Blanco Project. The Contractor must meet all of the obligations inherent to the rendered services.

Los servicios individualizados precedentemente se desempeñarán en forma independiente, sin vinculo de subordinación ni de dependencia. El Prestador desempeñará sus funciones en las localidades necesarias para su cometido. Su trabajo lo realizará en el horario, los lugares y las condiciones que le sean requeridas por la Empresa, complementándolas y coordinándolas de acuerdo con lo que él estime más apropiado, con la sola limitación de rendir cuentas e informar las gestiones en forma oportuna y cabal según los requerimientos de la Empresa.

Se deja constancia de que el Prestador es un consultor independiente, que no tiene vínculo de subordinación con la Empresa, y que éste no es un contrato de trabajo, ni genera otros derechos que los que se estipulan expresamente más adelante.

4.   The Contractor shall provide the forenamed services in an independent manner, without any subordination or dependence relationship, performing his duties wherever needed, during the hours, at the places and in the conditions that the Company may require, supplemented and coordinated as he may deem best suited, and only restrained by having to timely and fully report and account for his work as required by the Company.

It is herein recorded that the Contractor is an independent consultant, has no subordination relationship with the Company, and that this Agreement is not a work contract and does not create any rights other than those expressly stipulated hereinafter.

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En la prestación de estos servicios, el Prestador deberá estar a las instrucciones que le imparta directamente GOLD EXPRESS o su matriz estadounidense, KEY METALS CORP., quienes le proporcionarán las directrices e instrucciones necesarias para el adecuado desarrollo de su actividad y supervisarán el adecuado cumplimiento de las obligaciones que el Prestador ha asumido con ocasión de este Contrato.

In providing these Services, the Contractor must follow GOLD EXPRESS’ direct directions, or those of KEY METALS CORP., the latter’s parent company in the United States of America, that shall provide the Contractor with the directions and directives needed for properly performing his activities, and shall supervise that he rightly meets his obligations hereunder.

TERCERO: Precio.

Por los servicios prestados, GOLD EXPRESS pagará al Prestador una suma equivalente a US$ 1.500 (mil quinientos dólares de los Estados Unidos de Norteamérica) mensuales, contra entrega del respectivo documento tributario que respalde la prestación de servicios. GOLD EXPRESS retendrá y pagará los impuestos que de acuerdo a la ley corresponda pagar.

THIRD: Price

GOLD EXPRESS shall pay a monthly amount equivalent to USD 1,500 (one thousand five-hundred dollars of the United States of America) to the Contractor, against the corresponding tax document backing the rendered services, and GOLD EXPRESS shall withhold and pay all legally applicable taxes.

Este monto se liquidará y pagará por meses vencidos, el último día del mes al cual hubiere correspondido el período de prestación de servicios, y se pagará en moneda nacional, según el valor del dólar observado a que se hace referencia en el Capítulo Primero, Número Seis, del Compendio de Normas y Cambios Internacionales del Banco Central de Chile, publicado en el Diario Oficial a la fecha de la emisión de la boleta de honorarios, factura o documento tributario respectivo.

This amount shall be settled and paid on the last day of the month of the respective service provision, in Chilean national currency, according to the observed dollar exchange rate referenced in Item 6 of Chapter 1 of the Central Bank of Chile’s Summary of Foreign Exchange Rules, published in the Official Gazette on the date of issue of the corresponding invoice for professional services, or any other type of invoice or tax document.

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CUARTO: Inexistencia de vínculo laboral durante la vigencia del Contrato.

Los comparecientes dejan expresa constancia que entre la Empresa y el Prestador no existe ni existirá vínculo ni relación laboral en los términos establecidos en la legislación laboral. De este modo, el Prestador no estará sujeto a horario, jornada de trabajo, subordinación ni dependencia jerárquica respecto de la Empresa y sus ejecutivos. Asimismo, no se generará a favor de éste, en relación a la Empresa, derecho a indemnización alguna, feriado legal o proporcional, cotizaciones previsionales ni a ningún otro concepto fuera de los honorarios pactados en el presente Contrato en favor del Prestador.

FOURTH: No Labour Relationship Throughout the Agreement

The appearing parties herein expressly record that there is and shall be no labour relationship, as defined by Chilean labour laws, between the Company and the Contractor. Thus, the Contractor shall not be subject to any timetables, working hours, subordination or reporting lines with regard to the Company or its executives. Likewise, the Contractor shall not be entitled to any compensations, indemnities, legal or proportional holidays, social security contributions or any other benefits payable by the Company, other than the agreed Contractor’s fees hereunder.

QUINTO: Lugar de prestación de los servicios.

Los servicios contratados serán prestados en las oficinas del Prestador y en los demás lugares que sean necesarios atendida la naturaleza de los servicios prestados, o en los proyectos de exploración de minerales de GOLD EXPRESS o sus dependencias regionales donde y cuando sean necesarios.

FIFTH: Place of Service Provision

The retained services shall be provided at the Contractor’s offices and any other places as may be needed according the nature thereof, or at any of GOLD EXPRESS’ ore mining projects or regional offices, as needed.

La Empresa podrá poner a disposición del Prestador elementos técnicos y materiales de propiedad de ésta con el fin de dar cumplimiento al objeto de este Contrato, sin embargo, podrá supervisar, en todo momento, el uso de dichos recursos puestos a disposición del Prestador. La Empresa no dispondrá de un lugar físico o un computador para ser utilizado por el Prestador. El suministro de estos ítems será a cargo y cuenta del Prestador.

The Company may make any of its technical items or materials available to the Contractor for the latter to fulfill the purpose hereof. However, it may also supervise the use given to such resources at any time. The Company shall not provide any physical spaces or computers for the Contractor’s use. It shall fall upon the Contractor to provide such items and bear the costs thereof.

SEXTO: Confidencialidad.

En el cumplimiento de las obligaciones contraídas en del Contrato, el Prestador quedará especialmente obligado a guardar la más absoluta y estricta confidencialidad y reserva sobre las operaciones y proyectos de la Empresa y de su matriz, así como de todos los antecedentes, información y documentos que le sean facilitados para la prestación de sus servicios o que conozca con ocasión de ésta, como por ejemplo, patentes, procedimientos, producción, sistemas, ventas, compras y cualquier otro conocimiento cuya divulgación signifique o pueda significar, de cualquier forma, un real o eventual perjuicio para la Empresa, su matriz, sus dueños o sus ejecutivos.

SIXTH: Confidentiality

While meeting his obligations hereunder, the Contractor shall be especially bound to keep the fullest and strictest confidence and reserve regarding the Company’s operations and projects, and those of its parent company, as well as all records, information and documents that may be provided to him in order to facilitate the service provision, or of which he may learn while providing such services, such as, for instance: patents, procedures, production, systems, sales, purchases, or any other knowledge the disclosure of which entailed, or may in any way entail, any actual or potential damages to the Company, its parent company, or any of their owners or executives.

Las partes convienen en elevar a la calidad de esencial de este Contrato dicha obligación, por lo tanto, se entiende que la violación de esta confidencialidad significa un incumplimiento grave de las obligaciones que impone el Contrato, por lo que podrá dar lugar, a la decisión de la Empresa, de poner término al presente Contrato sin derecho a indemnización alguna para el Prestador.

The Parties hereby agree that the aforesaid obligation shall be essential hereto, and therefore, any violation of this confidentiality undertaking shall be deemed a serious breach of the obligations hereunder, and may lead to the Company deciding to terminate this Agreement, without the Contractor having any right of compensation or indemnity whatsoever.

Toda correspondencia, documentos, registros fueren escritos o no, incluyendo una copia de todos los archivos electrónicos, y cualquier otro bien que sea de propiedad de la Empresa que se encuentre en poder del Prestador o bajo su control, y que sean relativos al negocio de la Empresa, seguirán siendo de propiedad de la Empresa o de la matriz para todo efecto legal, debiendo ser, por lo tanto, restituidos a ésta a su solo requerimiento.

All correspondence, documents, written or other records, including any copies of electronic files, and any other type of assets belonging to the Company that were in the hands or under the control of the Contractor and concerned the Company’s business shall remain the latter’s property, or that of its parent company, for all legal purposes, and must consequently be returned thereto upon the mere request of either thereof.

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SÉPTIMO: Término anticipado.

Queda expresamente establecido por las partes que, en caso que el Prestador infrinja la limitación establecida en la cláusula Quinta precedente, en caso de incumplimiento grave por parte del Prestador en sus obligaciones en conformidad al presente Contrato, o bien, si actuare de modo tal que pudiere poner en riesgo o perjudicar los intereses o el prestigio de GOLD EXPRESS, sus directores, ejecutivos, empleados o consultores, GOLD EXPRESS tendrá la facultad de poner término inmediato al presente Contrato, pudiendo en tal caso suspender el pago de los honorarios devengados hasta ese momento, a objeto de aplicar dichas sumas al pago de las indemnizaciones a las que eventualmente pudiere resultar obligado el Prestador, como compensación por los perjuicios que causare, todo ello sin perjuicio de los demás derechos y facultades que legalmente asistan a la Empresa.

SEVENTH: Early Termination

The Parties hereby expressly provide that, if the Contractor were to infringe the limitation previously stipulated in the Fifth Clause, seriously breach any of his obligations hereunder, or act in any way that may endanger or harm GOLD EXPRESS’ interests or standing, or those of any of its directors, executives, employees or consultants, the Company shall have the right of immediate termination hereof, and in such a case, may suspend the payment of any fees accrued to that time, so as to apply any such amounts against any compensations or indemnities that the Contractor may have to pay for resulting damages, all without limiting any other rights or actions that may pertain to the Company by law.

OCTAVO: Cesión.

Queda absolutamente prohibido al Prestador ceder o traspasar el presente Contrato, total o parcialmente, o dar participación de él a terceras personas, sin la autorización escrita de la Empresa.

EIGHTH: Assignment

The Contractor may not in any way assign or transfer this Agreement, or any part thereof, or give any interest therein, to any third parties, without the Company’s written authorization.

NOVENO: Duración. Se deja constancia que el presente contrato rige a partir del 13 de enero de 2023 y tendrá duración de 24 meses a contar de esta fecha.	NINETH: Duration This Agreement shall be effective as of January 13, 2023, and shall have a duration of 24 months thereon.

DÉCIMO: Domicilio.

Para todos los efectos del presente Contrato, las partes fijan su domicilio en Santiago y se someten a la jurisdicción del Tribunal Arbitral a que se alude en la cláusula Décimo Primera siguiente.

TENTH – Jurisdiction: For all purposes hereof, the Parties hereby set their legal residence in Santiago, and submit to the jurisdiction of the Arbitral Court specified in the following clause, numbered Eleventh.

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DÉCIMO PRIMERO: Arbitraje.

Cualquier dificultad o controversia que se produzca entre los contratantes respecto de la aplicación, interpretación, duración, validez o ejecución de este contrato o cualquier otro motivo será sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación de Santiago, vigente al momento de solicitarlo. Las partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago A.G., para que, a petición escrita de cualquiera de ellas, designe a un árbitro arbitrador de entre los integrantes del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del arbitrador no procederá recurso alguno, renunciando las partes expresamente a ellos. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su competencia y/o jurisdicción.

Personería: La personeria de don Ignacio Joaquín López Alarcón para actuar en representación de GOLD EXPRESS MINES SpA, consta en escritura pública de fecha 17 de noviembre de 2021, suscrita en la Notaria de Santiago de doña Maria Pilar Gutiérrez Rivera bajo el repertorio N.º 30.284/2021.

El presente Contrato se firma en dos ejemplares de igual fecha y tenor, quedando uno en poder de la Empresa y uno en poder del Prestador.

ELEVENTH: Arbitration

Any difficulties or conflicts that may arise between the contracting parties regarding the application, interpretation, duration, validity or implementation hereof, or for any other reasons, shall be submitted to arbitration, according to the then current Arbitration Rules of Procedure of the Santiago Arbitration and Mediation Centre. The Parties hereby grant an irrevocable special power to the Santiago Chamber of Commerce, so that, on a written request from either of them, it may appoint an arbitrator ex aequo et bono among the members of the body of arbitrators of the Santiago Arbitration and Mediation Centre. The arbitrator’s decisions may not be appealed, and the Parties hereby expressly waive any such rights. The arbitrator is hereby specially authorized to rule on any matters within his or her competence and jurisdiction.

Legal Representation: Ignacio Joaquín López Alarcón has been authorized to represent GOLD EXPRESS MINES SpA in a document of public record signed on November 17, 2021, at the Santiago Notary Offices of Maria Pilar Gutiérrez Rivera, Journal No. 30,284/2021.

This Agreement has been signed in two identical counterparts on the same date, one given to the Company and the other one to the Contractor.

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/s/ Ignacio Joaquín López Alarcón
Ignacio Joaquín López Alarcón
ID Card No. 16,017,525-7
For GOLD EXPRESS MINES SpA

/s/ Andrew Sloop
Andrew Sloop
ID Card No. 200,123,696-5

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